                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Marsh Supermarkets
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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
TO THE SHAREHOLDERS OF
MARSH SUPERMARKETS, INC.

         Below is a Performance Graph which supersedes the Performance Graph that appears on page 15 of the Proxy Statement mailed to you on June 27, 2000. The revised Performance Graph corrects the inadvertent understatement of the performance of the Corporation's Class A Common Stock in the initial Performance Graph.

                                       MARSH SUPERMARKETS, INC.




                                       By: /s/ P. Lawrence Butt
                                          ---------------------------
                                          P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 29, 2000


                               PERFORMANCE GRAPH
             MARSH SUPERMARKETS, INC., RUSSELL 2000 AND PEER GROUP
                 COMPARISON OF TOTAL RETURN TO SHAREHOLDERS(1)

                                             1996        1996        1997        1998        1999        2000
                                            -------     -------     -------     -------     -------     -------
Marsh Supermarkets, Inc. (Class A)(2)       $100.00     $111.72     $124.03     $164.90     $115.12     $151.94
Marsh Supermarkets, Inc. (Class B)(2)       $100.00     $134.70     $144.30     $187.86     $147.24     $116.95
Russell 2000 (2)                            $100.00     $126.84     $133.82     $184.33     $152.48     $206.73
Peer Group (2)(3)                           $100.00     $127.04     $159.54     $214.84     $211.73     $255.25

(1) Assumes $100 investment on March 31, 1995 in Marsh Supermarkets, Inc., Russell 2000 and Peer Group. Total Returns are calculated on a dividend reinvestment basis. Indices are weighted by market capitalization.
(2) Data for Marsh Supermarkets, Inc., Peer Group and Russell 2000 was provided by D.F. King & Co., Inc.
(3) Peer Group comprised of the following companies:
    Bruno's Inc.*                    Quality Food Centers, Inc.***
    Casey's General Stores, Inc.     Riser Foods, Inc. (Class A)***
    Delchamps, Inc.**                Seaway Food Town, Inc.
    Eagle Food Centers, Inc.*        Smith's Food and Drug Centers, Inc.***
    Foodarama Supermarkets, Inc.     Stop and Shop companies, Inc.**
    Giant Foods, Inc.                Uni-Marts, Inc. (Class A)
    Hannaford Bros. Company          Village Supermarkets, Inc.
    Ingles Markets Inc.              The Vons Companies, Inc.***
    The Penn Traffic Company         Weis Markets, Inc.

  * Data unavailable for 2000
 ** Data unavailable after 1999
*** Data unavailable after 1998